EXHIBIT 99.1

                  SIMTEK UPDATES INVESTORS ON OUTLOOK FOR 2004
                        AND STATUS OF NEW PRODUCT ROLLOUT

COLORADO SPRINGS, Colorado - April 7, 2004 - Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, today updated investors on management's outlook for 2004 and provided a progress report on its new 0.25 micron nvSRAM and Value-Added Memory (VAM) product lines.

"Our new products are being well-received by a strong list of customers in both design-in and early production environments," said Douglas Mitchell, Simtek's president and CEO. "Over 120 customers have now received samples or pre-production quantities, with design wins confirmed for new applications at 21 of those customers. We have also recently delivered our first value-added memory derivative samples, which incorporated real-time-clock (RTC) functions into the 1 Mbit nvSRAM. Customer feedback has been positive, especially with respect to our capability to support back-up RTC functions with a capacitor rather than a battery. Based on the growing activity we are seeing from our customer base, we continue to expect strong growth from this family of products in the second half of 2004."

Mitchell noted that Simtek's performance for the first quarter ended March 31 remained highly dependent on the Company's legacy 0.8 micron products for which customer demand has remained substantially flat over the past six months. Additionally, he noted that the transfer of production out of Chartered Semiconductor's wafer FAB1 into a new FAB has burdened R&D expenses and created erratic production yields, which in turn has impacted production costs. The combination of lowered gross profit margins on legacy products and increased expenses related to transferring fabrication facilities has increased our losses for the first quarter. Throughout the year, as production of Simtek's legacy products stabilizes as expected in the new FAB and as the company transitions more of its customer demand to the 0.25 micron product family, production costs are expected to improve, positively affecting gross profit margins.

Design wins for the STK14CA8 1 Mbit nvSRAM and the STK17CA8 real-time-clock span a range of market segments and applications, including industrial lighting, power meters, RAID mass storage systems, automotive active suspension systems, and multi-function printers. Volume programs are expected to ramp into production during the second half of 2004, with additional design wins expected to materialize from customers that have already been sampled as well as additional customers still in the queue.

"We are increasingly optimistic that the new family of nvSRAMs and VAMs will continue to attract strong customer interest. Assuming continued development progress with our customers and growth in the overall market, we're projecting revenues for the year of $21M to $25M and a return to profitability for Simtek


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by the fourth quarter of this year," Mitchell said. "There remain many variables out of our control, such as macro-economic factors, and resulting production schedules for our customers' systems, but we are very pleased with the progress made thus far in bringing the new products to market and the reception they have received."

Mitchell noted the Company is evaluating holding an annual shareholders meeting in May of this year (subject to applicable SEC review) in Colorado Springs, Colorado and anticipates announcing a time and date of the meeting, if scheduled, in the near future. At that meeting the Company expects to introduce its new board members, Messrs. Al Stein and Ron Sartore. In addition, management intends to provide shareholders with an update on the Company's activities and positioning for growth.

Simtek Corporation delivers fast re-programmable nonvolatile semiconductor memories. Information on Simtek products can be obtained from its web page: http://www.simtek.com/; email: information@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the Company's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future revenues, potential returns to profitability, performance, expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.
For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent Form 10-QSB and Form 8-K filings. This press release does not constitute a solicitation for any proxies. Please read Simtek's definitive proxy statement and related materials that will be filed with the SEC in connection with the annual shareholders meeting, if any.

Contact:
Simtek Corporation
719-531-9444; information@simtek.com